UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018 (May 3, 2018)

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414 Charlotte, North Carolina 28226
(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Chanticleer Holdings, Inc., a Delaware corporation (“Chanticleer” or the “company”) accepted subscriptions to purchase 403,143 shares of common stock (the “Shares”) at a purchase price of $3.50 per Share, for a total gross purchase price of approximately $1,411,001 pursuant to a Securities Purchase Agreement dated May 3, 2018 with institutional and accredited investors in a registered direct offering. Proceeds from the offering will provide capital to fund growth and construction of new stores in the company’s pipeline.

The offering of the Shares is being made pursuant to a prospectus supplement filed with the Securities and Exchange Commission on March 8, 2018 and an accompanying prospectus dated October 16, 2017, pursuant to Chanticleer’s shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission on April 27, 2015, amended on June 3, 2015 and became effective on June 9, 2015 (File No. 333-203679).

The company also agreed to issue unregistered 5 ½ year warrants to purchase up to 403,143 shares of common stock (“Warrants”) to the investors in a concurrent private placement at an exercise price of $4.50 per share. The company has agreed to register the resale of the common shares underlying the Warrants. The Warrants are exercisable for cash in full commencing six months after the issuance date. If a registration statement covering the shares underlying the warrants is not available at the time of exercise, the warrants may be exercised on a cashless basis.

Larry Spitcaufsky, a director of the company and greater than 5% shareholder, subscribed for 70,000 Shares and will receive an equal number of Warrants in the transaction. Michael D. Pruitt, the company’s chairman and Chief Executive Officer also participated in the offering.

Oak Ridge Financial Services Group, Inc., a registered broker-dealer (“Oak Ridge”), acted as placement agent for the offering and received, as compensation, 7% of gross proceeds of the amounts subscribed by institutional investors introduced by Oak Ridge, for an aggregate commission of $36,750. The company also agreed to reimburse Oak Ridge’s legal expenses in an amount not to exceed $2,500.

Copies of the Securities Purchase Agreement and the form of Warrant are attached as Exhibits 10.1 and 4.1 respectively, and are incorporated herein by reference. The foregoing descriptions of these documents are not complete and are qualified in their entirety by reference to Exhibits 4.1 and 10.1. A copy of the opinion of Libertas Law Group Inc. relating to the validity of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the private placement of the Warrants is incorporated by reference into this Item 3.02.

The Warrants are not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Rule 506(b), promulgated under Regulation D of the Securities Act. The Warrants are exempt from registration because their issuance did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Rule 506(b), promulgated under Regulation D of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
5.1	Opinion of Libertas Law Group, Inc.
10.1	Securities Purchase Agreement dated as of May 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: May 8, 2018	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer